SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    May 19, 2005

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code:	(585) 272-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.

     On May 19, 2005, Harris Interactive Inc. (the “Company”) completed the sale of its Japanese operations, consisting of M&A Create Co., Ltd. (“M&A”), Adams Communications Co., Ltd. and Harris Interactive Japan, K.K. (“HIJ”) (collectively, “HI Japan”), to Mr. Minoru Aoo, former president of HI Japan. The sale was completed pursuant to a Stock Purchase Agreement dated May 19, 2005 (the “Purchase Agreement”) among Mr. Aoo, M&A, and Harris Interactive International Inc., a wholly-owned subsidiary of the Company (“HII”). Pursuant to the terms of the Purchase Agreement, (a) HII sold to Mr. Aoo 100% of the capital stock of M&A in exchange for Mr. Aoo’s surrender of 243,811 shares of the common stock of the Company plus a cash payment of $53,370; and (b) HII sold to Mr. Aoo and M&A HII’s 88.2% interest in HIJ, for an aggregate cash purchase price of $64,332. Also pursuant to the Purchase Agreement, HII and the Company forgave certain intercompany accounts payable to them by HI Japan, HI Japan repaid to the Company $1,850,000 in demand loans made by HII and/or the Company to HI Japan, and HII and the Company forgave all interest payable with respect to such demand loans. The parties further agreed to enter into certain transitional agreements relating to the operation of HI Japan for a certain period of time following the closing, including a trademark license agreement and a support services agreement. The Purchase Agreement further provides for mutual indemnification and releases among the parties.

     A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.
		Exhibit 10.1	Stock Purchase Agreement dated May 19, 2005, by and among Minoru Aoo, M&A Create Co., Ltd., and Harris Interactive International Inc.
		Exhibit 99.1	Press Release issued by Harris Interactive Inc. on May 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Frank J. Connolly, Jr.
Name:	Frank J. Connolly, Jr.
Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

Dated: May 23, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
Exhibit 10.1	Stock Purchase Agreement dated May 19, 2005, by and among Minoru Aoo, M&A Create Co., Ltd., and Harris Interactive International Inc.
Exhibit 99.1	Press Release issued by Harris Interactive Inc. on May 23, 2005